Exhibit 99.1

Phathom Pharmaceuticals Reports First Quarter 2024 Financial Results and Provides Business Update

•	Over 17,500 total prescriptions for VOQUEZNA® products have been dispensed, launch-to-date, a 361% increase since last quarterly report

•	Net revenues of $1.9 million reported for the first full quarter of launch

•	Cigna Healthcare recently added VOQUEZNA tablets to its formularies, broadening coverage to approximately 48% of all U.S. commercial lives

•	National direct-to-consumer campaign, “VOQUEZNA Can Kick Some Acid,” underway across broadcast and streaming TV

•	Management to host conference call today, May 9, 2024, at 8:30 a.m. ET

FLORHAM PARK, N.J., May 9, 2024 — Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), a biopharmaceutical company focused on developing and commercializing novel treatments for gastrointestinal (GI) diseases, today reported financial results for the first quarter of 2024, and provided recent business highlights.

“Phathom is quickly establishing VOQUEZNA as the first and only FDA-approved treatment of its kind for Erosive GERD and we are thrilled with the promising strides made in our first full quarter post-launch,” said Terrie Curran, President and CEO of Phathom. “We’re pleased that prescribers are embracing VOQUEZNA as a powerful new treatment option and that demand is rapidly growing. The positive feedback from both physicians and patients, and the impact our medicines are making on the lives of those suffering from acid-related GI diseases, continues to inspire our team. With our dedicated national sales force engaging thousands of prescribers daily, and a compelling direct-to-consumer campaign underway, VOQUEZNA brand awareness is also building. We expect both overall demand and total dispensed prescriptions to increase in the coming months as the launch progresses, formulary coverage broadens, and, if approved, VOQUEZNA’s label expands to include the treatment associated with symptomatic heartburn for Non-Erosive GERD.”

Recent Business Highlights and First Quarter 2024 Results:

VOQUEZNA® Launch Progress:

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Phathom’s commercial launch continues to build momentum and demonstrate strong physician and patient demand for VOQUEZNA. Total estimated prescription demand for VOQUEZNA tablets, VOQUEZNA Triple Pak, and VOQUEZNA Dual Pak now exceeds 43,000 prescriptions written, launch to date. Total prescription demand represents the cumulative number of prescriptions that have been written, regardless of whether the prescription has been filled or dispensed. As of April 26, 2024, over 17,500 prescriptions for VOQUEZNA products have been filled through retail pharmacies and BlinkRx. The VOQUEZNA prescriber base also continues to expand with filled prescriptions generated by more than 3,800 unique prescribers, representing over 215% growth since the company’s last quarterly report.

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Phathom continues to make important progress securing broad commercial coverage for VOQUEZNA. As of May 1, 2024, Cigna Healthcare has added VOQUEZNA tablets to its formularies for its over 9 million commercial customers. Approximately 72 million commercially covered lives in the United States now have access to VOQUEZNA tablets, comprising an estimated 48% of total U.S. commercial lives. Negotiations with other large payers are progressing and Phathom expects to secure additional commercial coverage for its products throughout 2024.

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In March 2024, Phathom launched its new broadcast ad and full-scale, direct-to-consumer (DTC) campaign, “VOQUEZNA Can Kick Some Acid,” to raise awareness of its powerful first-in-class Erosive GERD treatment and encourage people to speak to their doctor about VOQUEZNA. The DTC campaign first aired on streaming platforms including Hulu, Prime Video, and Peacock and as of late-April, has begun airing on traditional broadcast and cable television. The campaign is also featured on consumer-facing platforms across Facebook, Instagram, waiting room TVs in doctor offices, and digital banner ads. Phathom anticipates this campaign will reach the millions of Erosive GERD sufferers and motivate these patients to seek a new class of treatment that works differently than proton pump inhibitors (PPIs).

Recent Business and Regulatory Highlights:

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Phathom is planning a robust presence at Digestive Disease Week® (DDW) 2024, being held May 18-21 in Washington, D.C. This marks Phathom’s first major medical meeting with a branded presence for VOQUEZNA tablets, including sponsorship of a live product theater presentation highlighting VOQUEZNA tablets as the first and only FDA-approved treatment of its kind for Erosive GERD. In addition, clinical data updates will be shared, including the first oral presentation of the Phase 3 PHALCON-NERD-301 trial results, investigating VOQUEZNA as a daily treatment in Non-Erosive Reflux Disease (NERD).

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Phathom’s New Drug Application (NDA) for VOQUEZNA as a daily treatment of heartburn associated with symptomatic Non-Erosive GERD in adults remains under review by the U.S. Food and Drug Administration (FDA) with an assigned Prescription Drug User Fee Act (PDUFA) target action date of July 19, 2024. If approved, Phathom expects to launch VOQUEZNA for this expanded indication immediately.

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Phathom anticipates the initiation of a Phase 3 Non-Erosive GERD trial later this year to investigate As Needed dosing of VOQUEZNA for active heartburn episodes, a dosing regimen for which PPIs are not approved in the U.S.

•	Phathom’s planned Phase 2 study to investigate VOQUEZNA as a potential treatment for Eosinophilic Esophagitis (EoE) in adults and adolescents remains on track to begin later this year.

First Quarter Financial Results:

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Revenue: Net revenues for the first quarter 2024 were $1.9 million related to sales of VOQUEZNA, VOQUEZNA TRIPLE PAK and VOQUEZNA DUAL PAK. There were no revenues for the first quarter 2023 due to the launch of VOQUEZNA during the fourth quarter 2023.

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Research and development (R&D) expenses: R&D expenses for the first quarter 2024 were $9.4 million, a decrease of $2.1 million compared to $11.5 million for the first quarter 2023. The decrease was a result of decreased clinical trial expenses due to the winddown of activities related to the PHALCON-NERD-301 study and lower chemistry manufacturing and controls activity.

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Selling, general and administrative (SG&A) expenses: SG&A expenses for the first quarter 2024 were $62.0 million, an increase of $43.4 million compared to $18.6 million for the first quarter 2023. The increase was a result of higher personnel costs and increased activity related to the ongoing buildout of commercial infrastructure and marketing activity in support of the launch of VOQUEZNA products.

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Net loss: Net loss for the first quarter 2024 was $82.9 million, compared to $37.8 million for the first quarter 2023. First quarter 2024 net loss included a non-cash charge related to stock-based compensation of $5.6 million compared to $7.0 million for first quarter 2023. Non-GAAP adjusted net loss for the first quarter 2024 was $64.8 million compared to $25.1 million for the same period in 2023. These non-GAAP adjusted net losses, more fully described below under “Non-GAAP Financial Measures,” exclude non-cash stock-based compensation charges, non-cash interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and interest expense related to the amortization of debt discount on our term loan. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the tables below.

•	Cash and cash equivalents: As of March 31, 2024, cash and cash equivalents were $322.2 million. Up to an additional $150 million is also available under the Company’s term loan with Hercules.

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Cash runway: Based on its current cash resources and operating plan, including expected product revenues, and the funds potentially available under its existing term loan, the Company believes it will have sufficient capital to fund operations through the end of 2026.

Conference Call and Webcast

Phathom will host a conference call and webcast to discuss its first quarter financial results and business highlights today, May 9, 2024, at 8:30 a.m. ET. A live webcast will be available on the investors page of Phathom’s website under Events & Presentations. A replay of the webcast will be available following the completion of the event and will be archived for up to 90 days.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain non-GAAP financial measures. In particular, Phathom has provided non-GAAP adjusted net loss and adjusted net loss per share, adjusted to exclude the items below. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, Phathom believes the presentation of non-GAAP adjusted net loss and adjusted net loss per share, when viewed in conjunction with GAAP results, provides investors with a more meaningful understanding of ongoing operating performance. These measures exclude (i) non-cash stock-based compensation, which is substantially dependent on changes in the market price of common shares, (ii) interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and (iii) interest expense related to the amortization of debt discount on our term loan.

Phathom believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding Phathom’s results of operations. When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of Phathom’s ongoing operating performance and are better able to compare Phathom’s performance between periods. In addition, these non-GAAP financial measures are among those indicators Phathom uses as a basis for evaluating performance, and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

About Phathom Pharmaceuticals, Inc. Phathom Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel treatments for gastrointestinal diseases. Phathom has in-licensed the exclusive rights to vonoprazan, a first-in-class potassium-competitive acid blocker (PCAB) and currently marketed in the United States as VOQUEZNA® (vonoprazan) tablets for the treatment of Erosive GERD and relief of heartburn associated with Erosive GERD in adults, in addition to VOQUEZNA® TRIPLE PAK® (vonoprazan tablets, amoxicillin capsules, clarithromycin tablets) and VOQUEZNA® DUAL PAK® (vonoprazan tablets, amoxicillin capsules) for the treatment of H. pylori infection in adults. For more information about Phathom, visit the company’s website at www.phathompharma.com and follow on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about the timing of regulatory review and potential commercial launch of vonoprazan as a daily treatment for Non-Erosive GERD, the timing of commencement of the Phase 3 As Needed dosing Non-Erosive GERD and Phase 2 EoE trials, the availability of additional funds under our term loan agreement, future growth in demand and our ability to secure additional commercial coverage for our products, and our cash runway. The inclusion of forward-looking statements should not be regarded as a representation by Phathom that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Phathom’s business, including, without limitation: we may not be able to successfully commercialize VOQUEZNA, VOQUEZNA TRIPLE PAK and VOQUEZNA DUAL PAK, which will depend on a number of factors including coverage and reimbursement levels from governmental authorities and health insurers as well as market acceptance by healthcare providers; we may use our capital resources sooner than expected, or our operating plan may overestimate our expected product revenues, which could require us to reduce expenses or raise additional capital sooner than expected; the inherent risks of clinical development of vonoprazan; Phathom’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of vonoprazan that may limit its development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Phathom’s ability to obtain and maintain intellectual property protection and non-patent regulatory exclusivity for vonoprazan; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

MEDIA CONTACT

Nick Benedetto

1-877-742-8466

media@phathompharma.com

INVESTOR CONTACT

Eric Sciorilli

1-877-742-8466

ir@phathompharma.com

Selected Condensed Balance Sheets

(in thousands)

(unaudited)

	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$322,229	$381,393
Total assets	$356,499	$413,842
Total liabilities	$505,002	$486,601
Total stockholders’ deficit	$(148,503)	$(72,759)

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Product revenue, net	$1,912	$—
Cost of revenue	426	—

Gross profit	1,486	—
Operating expenses:
Research and development	9,430	11,479
Selling, general and administrative	62,010	18,598

Total operating expenses	71,440	30,077

Loss from operations	(69,954)	(30,077)
Other income (expense):
Interest income	4,313	1,460
Interest expense	(17,168)	(9,217)
Other (expense) income, net	(43)	20

Total other expense	(12,898)	(7,737)

Net loss and comprehensive loss	$(82,852)	$(37,814)

Net loss per share, basic and diluted	$(1.42)	$(0.89)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended March 31,
	2024	2023
Reconciliation of GAAP to Non-GAAP adjusted net loss:
GAAP net loss	($82,852)	($37,814)
Stock-based compensation expense (A)	5,626	7,048
Non-cash interest on revenue interest financing liability	11,956	5,154
Interest expense related to amortization of debt discount	474	496

Non-GAAP adjusted net loss	($64,796)	($25,116)
Reconciliation of GAAP to Non-GAAP adjusted net loss per share — basic and diluted:
GAAP net loss per share — basic and diluted	($1.42)	($0.89)
Stock-based compensation expense (A)	0.10	0.17
Non-cash interest on revenue interest financing liability	0.20	0.12
Interest expense related to amortization of debt discount	0.01	0.01

Non-GAAP net loss per share — basic and diluted	($1.11)	($0.59)

Weighted-average shares of common stock outstanding, basic and diluted	58,371,480	42,354,520

(A)	Stock-based compensation consists of the following:

	Three months ended March 31,
	2024	2023
Research and development	1,249	1,776
Selling, general and administrative	4,377	5,272

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